UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):                      March 16, 2006
Bowne & Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-05842	13-2618477

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Water Street, New York, New York		10041

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		212-924-5500
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Disclosure of Results of Operations and Financial Condition.
On March 16, 2006, Bowne & Co., Inc. (NYSE: BNE) issued a press release announcing its preliminary financial results for the year ended December 31, 2005. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Further, as more fully described in Item 4.02 below, the Company also announced that it intends to restate its previously filed financial statements for the years ended December 31, 2004 and prior, pending further analysis.
The information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
The Company intends to restate its previously filed financial statements for the years ended December 31, 2004 and prior. These restatements result from the correction of overstated current and deferred income tax liabilities relating primarily to excess current tax liabilities and differences between the income tax basis and the financial reporting basis of certain assets and liabilities, identified by the Company in connection with the preparation of its financial statements for the year ended December 31, 2005. The Company expects to complete the restatement of its financial statements for the years ended December 31, 2004 and prior, pending further analysis, when it files its 2005 Form 10-K on or before March 31, 2006.
The correction of these overstated tax liability accounts is expected to reduce the Company’s reported tax liabilities (and increase retained earnings and stockholders’ equity) previously reported by the Company for the years ended December 31, 2004 and prior, pending further analysis, and also could impact the Company’s previously reported income tax expense during these periods. The restatement is expected to result in an increase in stockholders’ equity of between $7 million to $10 million. The restatement, however, is not expected to have an impact on previously reported revenue, income from continuing operations before income taxes, or net cash flows. Further, this restatement is not expected to have an impact on segment profit as previously reported by the Company.
As a result of the pending restatement, the Company concluded on March 14, 2006 that the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and included in its Form 10-Q's for the first three quarters of 2005 should no longer be relied upon. The Company has discussed the matters disclosed in this Current Report on Form 8-K with its independent registered public accountants, KPMG LLP.
DESCRIPTION OF RESTATEMENT AND IMPACT ON PREVIOUSLY REPORTED AMOUNTS:
In connection with the preparation of its financial statements for the year ended December 31, 2005, the Company identified current and deferred income tax liability balances that were overstated. The overstatements primarily arose due to a combination of excess current tax liabilities that had built up over time and differences between the income tax basis and the financial reporting basis of certain assets and liabilities.
One of the overstated balances related to an excess tax liability in connection with the sale of a business in 1997. The Company’s actual tax liability was approximately $2.6 million less than the tax liability recorded in the financial statements at the time of the sale. The statute of limitations related to the tax return filed to report the gain on the sale of the business expired in 2001, and the liability should have been reduced at that time. The correction of this item is expected to result in a reduction of the balance in current taxes payable and an increase in retained earnings of approximately $2.6 million at December 31, 2002.
Another overstated balance related to the tax benefit of stock option exercises. Under GAAP, the tax benefit of stock option exercises in excess of amounts recognized in the financial statements should be recorded as a reduction of the tax liability and an increase in stockholders’ equity. The Company had not properly recorded the effect of this tax benefit prior to fiscal 2004. The correction of this item is expected to result in a reduction of the balance in current taxes payable and an increase to stockholders’ equity of approximately $4 million at December 31, 2003.
The remaining items relate to differences between the income tax basis and the financial reporting basis of asset and liability balances. The Company is completing its analysis of the impact that the correction of these items will have on the previously reported financial statements for the years ended December 31, 2004 and prior. The correction of these items is expected to result in an increase in the balance in deferred tax assets and retained earnings at December 31, 2004 and at prior dates and also could impact the Company’s previously reported income tax expense for the years ended December 31, 2004 and prior, pending further analysis.
The Company does not believe that the correction of these items will have an impact on previously reported revenue, income from continuing operations before income taxes, or net cash flows. Further, this restatement is not expected to have an impact on segment profit as previously reported by the Company. The above-described requirements of the tax code and GAAP and the facts relevant to the Company existed at the time of the preparation of the financial statements for the years ended December 31, 2004 and prior, and should have been fully addressed by the Company at that time. Accordingly, this matter is considered by the Company to be the correction of an error that requires restatement of the impacted financial statements as described above.
IMPACT OF RESTATEMENT ON MANAGEMENT’S ASSESSMENT OF DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING:
In light of the matters disclosed in this Current Report on Form 8-K, the Company is assessing the adequacy and effectiveness of its disclosure controls and procedures and its internal control over financial reporting. Management expects to complete its analysis of the adequacy and effectiveness of its disclosure controls and procedures and its internal control over financial reporting for the above-noted periods on or before March 31, 2006.
Item  9.01  Financial Statements and Exhibits
(c)  Exhibits
99.1 Press release of Bowne & Co., Inc. dated March 16, 2006 announcing preliminary results of operations for the year ended December 31, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWNE & CO, INC.
(Registrant)
March 16, 2006	By: /s/ C. Cody Colquitt

Name: C. Cody Colquitt
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of Bowne & Co., Inc. dated March 16, 2006 announcing preliminary results of operations for the year ended December 31, 2005